EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-85846 and No. 333-140991) of Crown Holdings, Inc. of our report dated June 18, 2008 relating to the financial statements of the Crown Cork & Seal Company, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

Parente Randolph, LLC

Philadelphia, Pennsylvania
June 18, 2008